EXHIBIT 4.2b

CONFORMED COPY

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of December 1, 2006 (this “Second Supplemental Indenture”), among IPSCO Inc. (the “Company”), the Guarantors (as defined herein), each other subsidiary of the Company party hereto (each, an “Additional Guarantor”) and Wells Fargo Bank, N.A. (as successor by merger with Wells Fargo Bank Minnesota N.A.), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors party thereto (collectively, the “Guarantors”) and the Trustee have entered into that certain Indenture, dated as of June 18, 2003, providing for the issuance and delivery by the Company of the Company’s 8.75% Senior Notes ( the “Securities” and each a “series” of Securities);

WHEREAS, additional Restricted Subsidiaries may become Guarantors pursuant to and in accordance with Section 10.04 of the Indenture;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that each Additional Guarantor will be added as a Guarantor and shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture as follows:

NOTE GUARANTEE

Each of the undersigned Additional Guarantors hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 18, 2003, by and between the Company, as issuer, the Guarantors and the Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Additional Guarantors to the Holders and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of the Note Guarantee.

MISCELLANEOUS

EFFECTIVE DATE.  The effective date of this amendment will be December 1, 2006.

INTERPRETATION.  Upon execution and delivery of this Second Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Securities. In case of conflict between the terms and conditions contained in the Securities and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Second Supplemental Indenture, shall control.

CONFLICTS WITH THE TRUST INDENTURE ACT.  If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Second Supplemental Indenture, the provision of the TIA shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture.

SEVERABILITY.  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

TERMS DEFINED IN THE INDENTURE.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

HEADINGS.  The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

BENEFITS UNDER THE SECOND SUPPLEMENTAL INDENTURE.  Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

SUCCESSORS.  All agreements of the Additional Guarantors in this Second Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Additional Guarantors.

CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.  In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

GOVERNING LAW THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.

COUNTERPART ORIGINALS.  The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

[Signatures appear on the following pages.]

Wells Fargo Bank, N.A., as Trustee

Per:	/s/ Lynn M. Steiner
Lynn M. Steiner
Vice President

Issuer

IPSCO Inc.

Per:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Guarantor (Existing)

IPSCO Enterprises Inc.

Per:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Minnesota Inc.

Per:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Investments Inc.

Per:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Recycling Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Saskatchewan Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Steel (Alabama) Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Texas Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Tubulars Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Guarantor (Existing)

IPSCO Alabama Ltd.

BY:
IPSCO Steel (Alabama) Inc.,
its general partner

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Additional Guarantor

Newport Steel Corporation

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

Northern Kentucky Management Inc.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

NS Group, Inc.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

Ultra Premium Oilfield Services Ltd.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

UPOS GP, L.L.C.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

UPOS, L.L.C.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

Koppel Steel Corporation

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Additional Guarantor

IPSCO Finance (Canada) Corporation

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

IPSCO Investments (Canada) Company

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

IPSCO Finance GP

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

IPSCO Finance (US) Corporation LLC

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

Additional Guarantor

IPSCO Preferred LLC

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Additional Guarantor

IPSCO Tubulars (Oklahoma) Inc.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Additional Guarantor

IPSCO AFC Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

Additional Guarantor

IPSCO Canada Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

CONFORMED COPY

NOTE GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 18, 2003, by and between IPSCO Inc., as issuer, the Guarantors and Wells Fargo Bank Minnesota, N.A., as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Note Guarantee.

IN WITNESS WHEREOF, each of the Guarantors has caused this Note Guarantee to be signed by a duly authorized officer,

The Guarantors:

Dated:  December 1, 2006

[Signature pages follow.]

IPSCO Investments (Canada) Company

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

IPSCO Preferred LLC

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

IPSCO Finance (US) Corporation LLC

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Ultra Premium Oilfield Services Ltd.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

UPOS GP, L.L.C.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

UPOS, L.L.C.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Northern Kentucky Management Inc.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

Newport Steel Corporation

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

NS Group, Inc.

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

IPSCO Tubulars (Oklahoma) Inc.

By:	/s/ Leslie T. Lederer
	Name:	Leslie T. Lederer
	Title:	Secretary

IPSCO AFC Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Vice President

IPSCO Canada Inc.

By:	/s/ Vicki Avril
	Name:	Vicki Avril
	Title:	Secretary

IPSCO Finance (Canada) Corporation

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary

IPSCO Finance GP

By:	/s/ Michele Klebuc-Simes
	Name:	Michele Klebuc-Simes
	Title:	Assistant Secretary